CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 21 to the registration statement on Form N-1A, File Nos. 33-73244 and 811-08226 ("Registration Statement"), of our report dated May 11, 2004, relating to the financial statements and financial highlights which appears in the March 31, 2004 Annual Report to Shareholders of Templeton Global Investment Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Auditor" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
San Francisco, California
July 27, 2004